As filed with the Securities and Exchange Commission on April 7, 2021.

Registration No. 333-255042

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933 OF SECURITIES

OF CERTAIN REAL ESTATE COMPANIES

NETSTREIT Corp.

(Exact name of registrant as specified in its charter)

5910 N. Central Expressway

Suite 1600

Dallas, Texas 75206

972-200-7100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Manheimer

President and Chief Executive Officer

NETSTREIT Corp.

5910 N. Central Expressway

Suite 1600

Dallas, Texas 75206

972-200-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christina T. Roupas Courtney M.W. Tygesson Winston & Strawn LLP 35 West Wacker Drive Chicago, IL 60601 312-558-5600 312-558-5700 (Facsimile)	Daniel M. LeBey Vinson & Elkins LLP 901 East Byrd Street, Suite 1500 Richmond, VA 23219 804-327-6310 804 -479-8286 (Facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-255042

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(1)	Amount of registration fee(3)
Common stock, $0.01 par value per share	1,715,688	$18.65	$31,997,582	$3,491

(1)	Represents only the additional number of shares being registered, including 223,785 additional shares that the underwriters have the option to purchase. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-11 (File No. 333-255042).

(2)	Based on the public offering price.

(3)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act, based on the proposed maximum aggregate offering price. The Registrant previously registered securities with an aggregate offering price not to exceed $169,648,000 on a Registration Statement on Form S-11, as amended (File No. 333-255042), which was declared effective by the Securities and Exchange Commission on April 7, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $31,997,582 are hereby registered, which includes the additional shares that the underwriters have the option to purchase.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), NETSTREIT Corp. (“Registrant”) is filing this Post-Effective Amendment No. 1 (the “Amendment”) to the Registrant’s Registration Statement on Form S-11 (File No. 333-255042) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on April 5, 2021, and which the Securities and Exchange Commission declared effective on April 7, 2021.

The Registrant is filing this Amendment for the sole purpose of increasing the aggregate number of shares of common stock reflected in the Prior Registration Statement by 1,715,688 shares. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Venable LLP.

8.1	Opinion of Winston & Strawn LLP with respect to tax matters.

23.1	Consent of KPMG LLP.

23.2	Consent of Venable LLP (included in Exhibit 5.1).

23.3	Consent of Winston & Strawn LLP (contained in Exhibit 8.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-11 (Registration No. 333-255042).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement on Form S-11 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Dallas, Texas on April 7, 2021.

NETSTREIT CORP.

By:	/s/ Mark Manheimer
Mark Manheimer
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-11 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Mark Manheimer	President, Chief Executive Officer and Director	April 7, 2021
Mark Manheimer	(Principal Executive Officer)

/s/ Andrew Blocher	Chief Financial Officer, Treasurer and Secretary	April 7, 2021
Andrew Blocher	(Principal Financial Officer)

/s/ Patricia McBratney	Senior Vice President, Chief Accounting Officer	April 7, 2021
Patricia McBratney	(Principal Accounting Officer)

*	Chairman of the Board of Directors	April 7, 2021
Todd Minnis

*	Director	April 7, 2021
Michael Christodolou

*	Director	April 7, 2021
Heidi Everett

*	Director	April 7, 2021
Matthew Troxell

*	Director	April 7, 2021
Lori Wittman

*	Director	April 7, 2021
Robin Zeigler

*By:	/s/ Mark Manheimer	April 7, 2021
Mark Manheimer Attorney-in-Fact